SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ODONATE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-2248457
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4747 Executive Drive, Suite 510, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share.	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-221533

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1:	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are shares of common stock, par value $0.01 per share (the “Common Stock”), of Odonate Therapeutics, Inc. (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under the heading “Description of Common Stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-221533) initially filed with the U.S. Securities and Exchange Commission on November 13, 2017 (as amended from time to time, the “Registration Statement”). The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, including with respect to the Registration Statement, shall also be deemed to be incorporated herein by reference.

Item 2:	Exhibits

Exhibit Number	Description of Exhibit

3.1*	Certificate of Incorporation of Odonate Therapeutics, Inc.

3.2*	Bylaws of Odonate Therapeutics, Inc.

*	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 (File No. 333-221533).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ODONATE THERAPEUTICS, INC.

By:	/s/ John G. Lemkey
Name: Title:	John G. Lemkey Chief Financial Officer

Date: December 5, 2017